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                                                             Page 29 of 44 Pages

                                                                       Exhibit 3

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                        AXA ASSURANCES I.A.R.D. MUTUELLE


         The names of the Members of the Conseil d'Administration and of the Executive Officers of AXA Assurances I.A.R.D. Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances I.A.R.D. Mutuelle at 26, rue Drouot, 75009 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances I.A.R.D. Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear                Chairman of the Supervisory Board, AXA

*  Henri de Castries            Chairman of the Management Board and CEO, AXA
   AXA
   25, avenue Matignon
   75008 PARIS

*  Jean-Pierre Chaffin
   Representing ASSSE
   Federation de la
   Metallurgie CFE-CGC
   5, rue de La Bruyere
   75009 PARIS

*  Francis Cordier              Retired

*  Jacques Gobert	  Lawyer
   21 rue Gustave Nadaud
   13012 Marseille

*  Philippe Guerau              Chairman; President SAS; Generale
   SIER Constructeur            d'Investissements
   129 bld Pinel
   69500 Bron

*  Henri Lachmann               Chairman of the Supervisory Board;
   SCHNEIDER Electric           Schneider Electric (electric equipment)
   43-45 Bld Franklin Roossevelt
   BP236
   92504 Rueil-Malmaison France

   Frederic Lucet               Senior Adviser
   LC Group
   12 rue Auber
   75009 Paris

*  Octave Manset                  Communications Manager, BMW France (auto
   BMW France                     manufacturer)
   75 rue de la Tour
   75016 Paris

*  Alain de Marcellus	  Manager of Group Financial Services,
   10 rue Chomel 	  Cap Gemini Services
   75007, Paris

   Corinne Vitrac               Boards Secretary

   Jacques de Peretti           Vice-Chief Executive Officer; Vice-CEO,
   88 rue Saint Lazare          Mutuelles AXA
   75009 Paris

   Francois Pierson             Member of the AXA Management Board
   AXA France
   Direction Generale
   Terrasses 1
   313 Terrasses de L'Arche
   92727 Nanterre Cedex

*  Olivier Riche'	  CEO of Cofitem-Cofimur
   47 rue de Verneuil
   75007, Paris

*  Renaud Streichenberger       Lawyer
   Cabinet Brodin Prat
   130 rue du Faubourg St. Honore'
   75008, Paris

*  Pierre de Waziers            Engineer
   Societe Gramont
   8 rue Sainte Lucie
   75015 Paris, FRANCE


----------
*    Member, Conseil d'Administration

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